Exhibit 99.1


Guardian International, Inc. Announces
Resignation of Board Member

HOLLYWOOD, FL, December 9, 2002 -- Guardian International, Inc. (OTCBB: GIIS.OB) today announced that Douglas T. Lake has resigned as a member of the Board of Directors, effective immediately.



ABOUT GUARDIAN INTERNATIONAL
----------------------------

Guardian International (OTCBB: GIIS.OB) and its wholly owned subsidiaries provide security, fire, structured cable, access control and CCTV integration and monitoring services for commercial and residential customers. The company operates two secure monitoring operation centers from which it monitors and services approximately 60,000 customers on the East coast of the United States.

For more information about Guardian International, visit the Company on the Internet at http://www.GuardianInternational.com. Should investors or potential investors wish to receive Company mailings or to be put on our distribution list, please e-mail a request to IR@4Guardian.com

For Information, contact:
Ken Wiesenfeld
Vice President, Finance
Phone  954-926-5200 ext. 230
E-mail  Kenw@4Guardian.com